Exhibit 10(f)

                             JACOBSON STORES INC.
                          DEFERRED COMPENSATION PLAN
                          --------------------------
               (Amended and Restated effective March 26, 1998)


ARTICLE I
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Purpose
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  1.1    The purpose of this Deferred Compensation Plan is to extend to key executives of Jacobson Stores Inc. a vehicle under which they may elect in advance to defer and invest future earnings in order to provide a source of funds at retirement.


ARTICLE II
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Definitions
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Unless the context otherwise requires, the following terms shall have the meanings listed below:

  2.1 Account - The separate deferred compensation account established and maintained for each Participant.

  2.2 Aggregate Value of the Account - Determined by the amount of compensation that the Participant elects to defer plus the value added from interest as more fully set forth in Article III hereof.

  2.3 Allocation of Deferred Income - Deferred compensation will be credited to the Participant's Account as of the date such compensation would otherwise have been payable.

  2.4    Board of Directors - The Board of Directors of the Corporation.

  2.5    Corporation - Jacobson Stores Inc., a Michigan corporation.

  2.6 Deferred Income - That portion of a Participant's income payable as a monthly base salary or any merit bonus awarded or any fees earned with respect to any Earning Period, the payment of which Participant has elected to defer under the Plan.

  2.7    Earning Period - Each twelve (12) month period commencing May 1.

  2.8 Eligible Participant - Any Director, Officer or other Employee designated by the Board of Directors as being eligible to be a Participant in the Plan.

  2.9 Employee - Any person who is receiving remuneration for personal services rendered to the Corporation or a subsidiary as an employee hereof.

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                                                                    (3/26/98)

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  2.10   Effective Date - The effective date of the Plan is September 1, 1990.

  2.11 Merit Bonus - Additional compensation awarded, with respect to an Earning Period, to an Eligible Participant in the form of an executive bonus which is declared by the Board of Directors to be a Merit Bonus for the purposes of the Plan.

  2.12 Participant - Any Eligible Participant who elects to participate in the Plan in respect of any Earning Period and receives compensation eligible to be Deferred Income with respect to such Earning Period.

  2.13 Plan - Jacobson Stores Inc. Deferred Compensation Plan, as amended from time to time.

  2.14 Subsidiary - Any corporation or association in which 50% or more of the outstanding voting stock of such corporation or association is owned, either directly or indirectly, by Jacobson Stores Inc.


ARTICLE III
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Account Growth
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  3.1    Interest Bearing Account - The deferred compensation for a particular year will be treated as a cash Account with interest compounded annually and accrued at a rate to be determined from time to time by the Compensation Committee of the Board of Directors.


ARTICLE IV
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Distribution of Account
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  4.1    Time of Distribution - The Aggregate Value shall be distributed to a
         Participant within ninety (90) days after the earliest of the following events:
         1. resignation or termination of employment with or service to the Corporation or any Subsidiary;
         2. permanent incapacity, established to the reasonable satisfaction of the Committee referred to in Article VI hereof;
         3.  death; or
         4.  retirement.

  4.2 Resignation or Termination for Reasons Other Than Death, Permanent Incapacity or Retirement - Participants who resign or terminate employment or service for reasons other than death, permanent incapacity or retirement will receive payment of the Aggregate Value of the Account in the form of a lump-sum payment.

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                                                                    (3/26/98)

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  4.3    Distribution in the Event of Retirement - Participants who retire while employed by or in service to Jacobson Stores Inc. or any Subsidiary shall receive payment of their Aggregate Value of the Account in the form of a lump-sum payment or, at the option of the Corporation, in equal monthly or other regular intervals over a period of time, not to exceed ten (10) years, commencing ninety (90) days following the Participant's termination of employment.

  4.4 Distribution in the Event of Permanent Incapacity or Death - In the event of a Participant's permanent incapacity or death before the Participant has received any or all of the deferred payments to which the Participant is entitled, the remaining Aggregate Value of the Recipient's Account will be paid in the form of a lump-sum payment.

  4.5 All such payments will be made to Participant while living and, in the event of Participant's death, in accordance with Participant's written election.


ARTICLE V
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Election to Defer Compensation
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  5.1    Number of Elections - There may be only one election for each
         Earning Period.

  5.2 Revocability of Election - Once an election is made in writing for a particular Earning Period, the election cannot be revoked or changed.

  5.3 Time of Election - The election for each Earning Period must be made on or before May 1 of the applicable Earning Period.

  5.4 Manner of Election - A Participant may elect to defer compensation by giving written notice to the Plan administrator on a form provided by the Corporation. The Participant will be required to provide the following information:

         1. amount to be deferred; and
         2. the beneficiary or beneficiaries in the event of the Participant's death.

ARTICLE VI
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Administration and Amendment of Plan
------------------------------------

  6.1 Administration - The Plan shall be administered by the Compensation Committee of the Board of Directors or other committee designated or administrator appointed for such purpose by the Board of Directors (the "Committee"). The Committee shall have plenary authority to interpret the Plan, to decide all questions of fact arising under the Plan, to formulate rules and regulations covering the operation of the Plan, and to make all other determinations necessary or desirable in the administration of the Plan. The decision of the Committee on any questions concerning or involved in the interpretation or administration of the Plan shall be final and conclusive.

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                                                                    (3/26/98)

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  6.2    Maintenance of Account - The maintenance of each Account will be the responsibility of the Chief Financial Officer. A statement will be sent to each Participant advising them of the Aggregate Value as of the end of each fiscal year.

  6.3 Amendment of Plan - The Plan may at any time be amended, modified or terminated by the Committee. No amendment, modification or termination shall, without the consent of the Participant, adversely affect the accruals in the Participant's account.


ARTICLE VII
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Miscellaneous
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  7.1    Assignability - Neither Participant, Participant's estate, nor any beneficiary shall have any power to assign or encumber the right to receive payments under the Plan, and any attempted assignment or encumbrance thereof shall be null and void.

  7.2 Participant's Interest in Undistributed Aggregate Value - The right of any Participant to receive future installments under the provisions of the Plan will be an unsecured claim against the general assets of the Corporation. The Corporation's promise to pay the Aggregate Value of the Account will be a contractual obligation that is not evidenced by notes or secured in any way.

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                                                                    (3/26/98)